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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 2003



                                MGI PHARMA, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)



          Minnesota                    0-10736                   41-1364647
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission file number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



          5775 West Old Shakopee Road, Suite 100, Bloomington, MN 55437
          -------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (952) 346-4700
                                                           --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         On January 14, 2003, MGI PHARMA, INC. (the "Company") sent a notice to its directors and officers informing them that a blackout period will be in effect between February 18, 2003 and March 3, 2003 as a result of the merger of the MGI PHARMA, INC. Retirement Savings Plan and the MGI Funded Retirement Trust into a single plan. The blackout period is necessary for administrative reasons in order to transfer the assets of the plans into a single trust which will hold the assets of the merged plan. During the blackout period, plan participants will be unable to direct or diversify investments in their individual accounts, obtain a loan from the plan, or obtain a distribution from the plan. Consequently, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, directors and officers of the Company will also be subject to the blackout period.

         A copy of the notice is filed herewith as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS.

99.1 Notice of Blackout Period, dated January 14, 2003, to the Directors and Officers of MGI PHARMA, INC.


                                      -2-

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


January 14, 2003                       MGI PHARMA, INC.


                                       By: /s/ William C. Brown
                                           -------------------------------------
                                           William C. Brown
                                           Chief Financial Officer and Secretary


                                      -3-

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                                  EXHIBIT INDEX


99.1 Notice of Blackout Period, dated January 14, 2003, to the Directors and Officers of MGI PHARMA, INC.